Exhibit 5.1

MILBANK, TWEED, HADLEY & MCLOY LLP

LOS ANGELES
213-892-4000
FAX: 213-629-5063

WASHINGTON, D.C.
202-835-7500
FAX: 202-835-7586

LONDON
44-20-7615-3000
FAX: 44-20-7615-3100

FRANKFURT
49-69-71914-3400
FAX: 49-69-71914-3500

MUNICH
49-89-25559-3600
FAX: 49-89-25559-3700
28 LIBERTY STREET NEW YORK, N.Y. 10005-1413 212-530-5000 FAX: 212-530-5219
BEIJING
8610-5969-2700
FAX: 8610-5969-2707

HONG KONG
852-2971-4888
FAX: 852-2840-0792

SEOUL
822-6137-2600
FAX: 822-6137-2626

SINGAPORE
65-6428-2400
FAX: 65-6428-2500

TOKYO
813-5410-2801
FAX: 813-5410-2891

SÃO PAULO
55-11-3927-7700
FAX: 55-11-3927-7777

May 12, 2016

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, KY 40229

Ladies and Gentlemen:

We have acted as special counsel to Turning Point Brands, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on May 12, 2016.  You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration of up to 3,067,283 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) representing options and rights to acquire 1,667,283 shares of Common Stock outstanding under the North Atlantic Holding Company Inc. 2006 Equity Incentive Plan (the “2006 Plan”) and 1,400,000 shares of common stock issuable in respect of awards to be granted under the Turning Point Brands, Inc. 2015 Equity Incentive Plan (the “2015 Plan” and, together with the 2006 Plan, the “Plans”).

In rendering the opinions expressed below, we have examined the General Corporations Law of the State of Delaware (the “DGCL”), the Registration Statement, the 2006 Plan, the 2015 Plan, the forms of award agreements relating to awards under each of the 2006 and the 2015 Plans (collectively, the “Agreements”) and Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Plans, and other documents as we have deemed necessary.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the registration of the Shares issued or issuable under the Plans has been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and upon receipt of all amounts that a Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Delaware law, each in accordance with the terms of the Plans and any applicable Agreement, the Shares will be or have been, as applicable, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to matters involving the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

BDN/PD